Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350 (Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the annual report on Form 10-K/A (Amendment No. 1) of PGT, Inc. (the “Company”) for the annual period ended December 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Rodney Hershberger, as President and Chief Executive Officer of the Company, and Jeffery T. Jackson, as Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 25, 2008

/s/ RODNEY HERSHBERGER
Rodney Hershberger
President and Chief Executive Officer

/s/ JEFFERY T. JACKSON
Jeffery T. Jackson
Chief Financial Officer and Treasurer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.